Exhibit 99.1

Filed by BioCryst Pharmaceuticals, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934 as amended

Subject Company: Presidio Pharmaceuticals, Inc.

Commission File No.: 000-23186

BIOCRYST PROVIDES CORPORATE UPDATE AND REPORTS THIRD QUARTER

2012 FINANCIAL RESULTS

—     Third quarter 2012 results call now scheduled November 8 at 8:30 a.m. ET

Research Triangle Park, North Carolina – November 8, 2012 – BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX) today announced financial results for the third quarter and nine months ended September 30, 2012.

“Despite the recent setbacks, we are focused on advancing the other promising assets in our portfolio. We are evaluating operational changes to decrease our cost structure and to best position us to achieve value creating milestones. In addition, we are continuing to work on the Presidio Pharmaceuticals merger,” said Jon P. Stonehouse, President & Chief Executive Officer.

Third Quarter Financial Results

For the three months ended September 30, 2012, revenues increased to $5.8 million, from $5.2 million in the third quarter of 2011. This increase resulted primarily from the recognition of $2.8 million of deferred royalty revenue from Shionogi related to RAPIACTA® sales, and was largely offset by a decrease in collaboration revenue from the Department of Health and Human Services/Biomedical Advanced Research and Development Authority (HHS/BARDA) contract for the continued development of peramivir. The recognition of RAPIACTA® royalty revenue had no impact on the Company’s cash balance, as the underlying royalty payments are directed to pay interest expense on the Company’s non-recourse notes payable.

Research and development (R&D) expenses for the third quarter decreased to $12.1 million from $15.1 million in the third quarter of 2011. In 2012, lower development costs associated with the peramivir and ulodesine programs were partially offset by higher development costs associated with the preclinical BCX5191 and BCX4161 programs.

General and administrative (G&A) expenses for the third quarter decreased to $1.6 million compared to $3.0 million in the third quarter of 2011, largely due to reductions in administrative expenses during 2012 associated with the continued realization of cost containment measures.

Interest expense related to the non-recourse notes was $1.2 million in the third quarter of 2012 and 2011. In addition, a $0.6 million mark-to-market loss on the foreign currency hedge was recognized in both the third quarter of 2012 and 2011. These hedge losses resulted from changes in the U.S. dollar/Japanese yen exchange rate related to the foreign currency hedge agreement entered into in conjunction with the RAPIACTA® royalty monetization transaction.

The net loss for the third quarter 2012 was $9.7 million, or $0.19 per share, compared to a net loss of $14.5 million, or $0.32 per share, for the third quarter 2011.

Cash and investments totaled $43.8 million at September 30, 2012, a $13.9 million decrease from the $57.7 million balance at December 31, 2011. Net operating cash use for the third quarter of 2012 was $9.7 million and excludes $2.5 million in proceeds from sales of common stock through the Company’s at-the-market offering during the quarter, as well as collateral payments under the foreign currency hedge agreement. Net operating cash use for the first nine months of 2012 was $29.7 million.

Year to Date Financial Results

For the nine months ended September 30, 2012, total revenues increased to $22.2 million from $14.4 million in the same period of 2011. The increase was due to the recognition of $7.8 million of previously deferred forodesine-related revenue in the first quarter 2012, as well as the recognition of $2.8 million deferred royalty revenue from Shionogi related to RAPIACTA® sales in the third quarter of 2012. The aggregate revenue increase was partially offset by a decrease in peramivir collaboration revenue from HHS/BARDA due to a reduction of peramivir development activity in 2012, as compared to 2011.

R&D expenses decreased to $40.4 million for the nine months of 2012 from $43.0 million in the same period of 2011. A decrease in 2012 development costs related to the ulodesine and peramivir programs were partially offset by higher BCX5191 and BCX4161 development costs, as compared to the same period of 2011. Expenses for 2012 included the recognition of $1.9 million of non-cash, previously deferred expenses associated with forodesine and the related transfer of development activity to Mundipharma International Holdings Ltd. in the first quarter of 2012.

G&A expenses decreased significantly to $4.9 million for the nine months ended September 30, 2012 from $9.9 million for the nine months ended September 30, 2011, due to the 2011 relocation of BioCryst’s corporate headquarters and to lower third party professional expenses in 2012 associated with the continued realization of cost containment measures.

The net loss for the nine months ended September 30, 2012 decreased to $28.0 million, or $0.57 per share, compared to a net loss of $43.8 million, or $0.97 per share for the same period last year.

Clinical Development Update & Outlook

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In a separate press release issued yesterday, BioCryst announced that the independent Data Monitoring Committee (DMC) overseeing the Company’s Phase 3 clinical trial of intravenous (i.v.) peramivir completed its review of the planned interim analysis. The DMC reported that the recalculated sample size is greater than the predefined futility boundary of 320 subjects and recommended that the study be terminated for futility.

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In October, BioCryst and privately held Presidio Pharmaceuticals, Inc. signed a definitive merger agreement to create a focused, clinical stage biopharmaceutical company with lead programs in high-value antivirals and orphan disease indications, initially focused on chronic hepatitis C virus (HCV) infection and hereditary angioedema (HAE).

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Last week, BioCryst announced the withdrawal of its Investigational New Drug application (IND) for the antiviral nucleoside BCX5191, following a discussion with the U.S Food and Drug Administration (FDA). The Company intends to initiate additional preclinical studies in animals with HCV infection before the end of 2012 and to then decide whether to continue development of BCX5191, based on the results of the studies.

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Additional preclinical results regarding BCX5191 will be presented at The Liver Meeting®, the 63rd Annual Meeting of the American Association for the Study of Liver Diseases (AASLD) in Boston, November 9 to 13, 2012.

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In September, the Company concluded the Scientific Advice Process for ulodesine with the European Medicines Agency. Based on this feedback, the ulodesine Phase 3 development plan has undergone modest revision. The Company continues to seek a partner for Phase 3 development and commercialization.

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The Company remains on track to initiate its BCX4161 for hereditary angioedema Phase 1 program before the end of 2012. The main success factors for the BCX4161 Phase 1 trial are to demonstrate safety, adequate drug exposure via oral administration and pharmacodynamic effect on kallikrein inhibition.

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Promising preclinical results for BCX4430, a broad-spectrum antiviral nucleoside analog that has demonstrated activity against multiple viruses, will be presented at the 2nd Antivirals Congress in Cambridge, MA, November 11 to 13, 2012. The presentation will describe the antiviral activity of BCX4430 in the currently accepted model for demonstrating potential efficacy against yellow fever virus infection.

Financial Outlook for 2012

Based upon current trends and assumptions, as well as the Company’s planned operations, BioCryst expects 2012 net operating cash use to be in the range of $37 to $43 million, and its 2012 total operating expenses to be in the range of $57 to $69 million, unchanged from previous guidance announced in August 2012. BioCryst’s 2012 financial results are heavily dependent on peramivir-related operating expenses, which are largely a function of the rate of enrollment in the Company’s Phase 3 clinical trial.

Conference Call and Webcast

BioCryst’s leadership team will now host a conference call and webcast today, November 8, 2012 at 8:30 a.m. Eastern Time to discuss these financial results and recent corporate developments. To participate in the conference call, please dial 1-877-303-8027 (United States) or 1-760-536-5165 (International). No passcode is needed for the call. The webcast can be accessed by logging onto www.BioCryst.com. Please connect to the website at least 15 minutes prior to the start of the conference call to ensure adequate time for any software download that may be necessary.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small molecule drugs that block key enzymes involved in infectious and inflammatory diseases. BioCryst currently has two late-stage development programs: peramivir, a viral neuraminidase inhibitor for the treatment of influenza, and ulodesine (BCX4208), a purine nucleoside phosphorylase (PNP) inhibitor for the treatment of gout. In addition, BioCryst is developing two preclinical compounds: BCX5191, a nucleoside analog inhibitor of HCV RNA polymerase (NS5B) for hepatitis C, and BCX4161, an oral inhibitor of plasma kallikrein for hereditary angioedema. Utilizing state-of-the-art structure-guided drug design and crystallography, BioCryst continues to discover innovative compounds with the goal of addressing unmet medical needs of patients and physicians. For more information, please visit the Company’s website at www.BioCryst.com.

About the BioCryst-Presidio Merger

BioCryst and privately held Presidio Pharmaceuticals, Inc. recently announced the signing of a definitive merger agreement to create a focused, clinical stage biopharmaceutical company with lead programs in high-value infectious and orphan disease indications: specifically HCV and hereditary angioedema (HAE).

Important Additional Information and Where to Find It

BioCryst intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will also include a proxy statement and prospectus with respect to its proposed acquisition of Presidio. The final proxy statement/prospectus will be mailed to the stockholders of BioCryst and Presidio. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction carefully and in its entirety when it becomes available because it will contain important information regarding BioCryst, Presidio and the proposed merger. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about BioCryst, without charge, at the SEC’s website (http://www.sec.gov/). Investors may also obtain these documents, without charge, from BioCryst’s website at http://investor.shareholder.com/biocryst/sec.cfm.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities in the equity financing connected to the proposed acquisition of Presidio.

Participants in the Merger Solicitation

BioCryst and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders with respect to the transactions contemplated by the definitive merger agreement signed by Presidio. Information regarding BioCryst’s directors and executive officers is contained in BioCryst’s 2011 Annual Report on Form 10-K filed with the SEC on March 6, 2012 and its definitive proxy statement filed with the SEC on April 9, 2012 in connection with its 2012 meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that the merger might not be completed for any number of reasons, most of which are outside of the control of BioCryst; that BioCryst may not be able to obtain the requisite financing on commercially reasonable terms or that or that the financing may be raised at prices below the currently prevailing price for BioCryst common stock; that integration of BioCryst and Presidio may prove more challenging than anticipated or that anticipated benefits of the merger may not be achieved, or may be achieved less rapidly than anticipated; the outcome of any legal proceedings that may be instituted against BioCryst or Presidio; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, economic performance, indebtedness, financial condition, losses and future prospects, business and management strategies or the expansion and growth of Presidio’s operations; BioCryst’s ability to integrate Presidio’s business successfully after the closing of the merger agreement; and the risk that disruptions from the merger agreement will harm BioCryst’s or Presidio’s businesses. There can be no assurance that the proposed merger and financing will in fact be consummated. Other important factors include: that there can be no assurance that BioCryst’s or Presidio’s compounds will prove effective in clinical trials; that development and commercialization of BioCryst’s or Presidio’s compounds may not be successful; that BARDA/HHS may further condition, reduce or eliminate future funding of the peramivir program; that BioCryst, Presidio or licensees may not be able to enroll the required number of subjects in planned clinical trials of its product candidates and that such clinical trials may not be successfully completed; that the companies or licensees may not commence as expected additional human clinical trials with product candidates; that the FDA may require additional studies beyond the studies planned for product candidates or may not provide regulatory clearances which may result in delay of planned clinical trials, clinical hold with respect to such product candidate or the lack of market approval for such product candidate; that ongoing and future preclinical and clinical development may not have positive results; that the companies or licensees may not be able to continue future development of current and future development programs; that such development programs may never result in future product, license or royalty payments being received; that the companies may not be able to retain their current pharmaceutical and biotechnology partners for further development of its product candidates or may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of product candidates; that their actual cash burn rate may not be consistent with its expectations; that 2012 operating expenses and cash usage will be within management’s expected ranges; that BioCryst or Presidio may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst or Presidio. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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BCRXW

CONTACT:	Robert Bennett, BioCryst Pharmaceuticals, +1-919-859-7910 (Investors) Catherine Kyroulis, WCG, +1-212-301-7174 (Media)

BIOCRYST PHARMACEUTICALS, INC.

CONSOLIDATED FINANCIAL SUMMARY

(in thousands, except per share)

Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Royalty revenue	$2,848	$—	$2,848	$—
Collaborative and other research and development	2,913	5,249	19,344	14,419

Total revenues	5,761	5,249	22,192	14,419

Expenses:
Research and development	12,072	15,101	40,374	43,042
General and administrative	1,591	2,953	4,897	9,922
Royalty expense	114	—	114	—

Total expenses	13,777	18,054	45,385	52,964

Loss from operations	(8,016)	(12,805)	(23,193)	(38,545)

Interest and other income	54	92	182	329
Interest expense	(1,166)	(1,160)	(3,486)	(2,614)
Loss on foreign currency derivative	(572)	(586)	(1,531)	(2,926)

Net loss	$(9,700)	$(14,459)	$(28,028)	$(43,756)

Basic and diluted net loss per common share	$(0.19)	$(0.32)	$(0.57)	$(0.97)

Weighted average shares outstanding	50,661	45,178	49,001	45,103

Note: Patent costs have been reclassified as Research and Development expense, whereas in previous years, these costs were classified as General and Administrative expense.

Balance Sheet Data

	September 30, 2012 (Unaudited)	December 31, 2011 (Note 1)
Cash, cash equivalents and investments	$43,534	$57,100
Restricted cash	300	625
Receivables from collaborations	3,768	5,831
Total assets	64,094	82,208
Non-recourse notes payable	30,000	30,000
Accumulated deficit	(381,548)	(353,520)
Stockholders’ equity	9,784	14,806

Note 1: Derived from audited financial statements.